Execution Version

SECOND AMENDMENT TO THE

MERGER AND SHARE EXCHANGE AGREEMENT

This Second Amendment to the Merger and Share Exchange Agreement (this “Amendment”) is made and entered into as of March 20, 2014 by and among Infinity Cross Border Acquisition Corporation, a British Virgin Islands business company with limited liability (the “Parent”), Glori Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of the Parent (the “Purchaser”), Glori Merger Subsidiary, Inc., a Delaware corporation and wholly-owned subsidiary of the Purchaser (“Merger Sub”), Infinity-C.S.V.C. Management Ltd. in its capacity as the representative as further described in the Agreement (as defined below) (the “INXB Representative”), and Glori Energy Inc., a Delaware corporation (the “Company”). The Parent, the Purchaser, Merger Sub, the INXB Representative and the Company are sometimes referred to herein individually as a “Party” and, collectively, as the “Parties”. Capitalized terms used herein but not otherwise defined herein shall have the respective meanings assigned to such terms in the Merger and Share Exchange Agreement, dated January 8, 2014, by and among the Parties, as amended by the First Amendment to the Merger and Share Exchange Agreement, dated February 20, 2014, by and among the Parties (as amended, the “Agreement”).

WITNESSETH:

A.           The Parties have entered into the Agreement, which sets forth the Parties’ rights and obligations with respect to the Transactions; and

B.           The Parties desire to amend the Agreement to reflect the authorization by the Company of a new class of stock, designated Series C-2 Preferred, par value $0.0001 per share (the “Series C-2 Preferred Stock”), the entrance by the Company into the Series C-2 Preferred Stock and Warrant Purchase Agreement, dated as of March 13, 2014 (the “Series C-2 Purchase Agreement”), and the issuance by the Company of the Series C-2 Preferred Stock and the warrants to purchase shares of the Series C-2 Preferred Stock pursuant to the Series C-2 Purchase Agreement (the “Series C-2 Issuance”).

NOW, THEREFORE, in consideration of the premises set forth above, which are incorporated in this Amendment as if fully set forth below, and the representations, warranties, covenants and agreements contained in this Amendment, and intending to be legally bound hereby, the Parties hereto agree as follows:

Article I
Amendments

1.1           Merger Consideration Amendments. The Agreement is amended as follows.

(a)          Section 2.7 of the Agreement is amended so that the language reading “twenty-two million, nine hundred fifty-three thousand, four hundred thirty-two (22,953,432)” is replaced with language reading “twenty-three million, five hundred eighty-four thousand, five hundred fifty-seven (23,584,557)”.

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(b)          Section 2.15 of the Agreement is amended so that the language reading “six hundred eight-eight thousand, six hundred and three (688,603)” is replaced with language reading “seven hundred seven thousand, five hundred thirty-seven (707,537)”.

(c)          The first sentence of Section 5.3(a) of the Agreement is amended to read as follows: “The authorized capital of the Company consists of: (i) 100,000,000 shares of Company Common Stock, 3,295,771 shares of which are issued and outstanding; and (ii) 29,522,607 shares of Company Preferred Stock, (A) 521,852 of which have been designated Company Series A Preferred Stock, 475,541 of which are issued and outstanding, (B) 2,901,052 of which have been designated Company Series B Preferred Stock, 2,901,052 of which are issued and outstanding, (C) 13,780,033 of which have been designated Company Series C Preferred Stock, 7,296,607 of which are issued and outstanding, (D) 8,836,718 of which have been designated Company Series C-1 Preferred Stock, 4,308,645 of which are issued and outstanding, and (E) 3,482,952 of which have been designated Company Series C-2 Preferred Stock, 1,842,028 of which are issued and outstanding.”

(d)          The definition of Company Investor Agreement set forth in the Agreement is amended so that each reference to “Fourth” is instead a reference to “Fifth” and each reference to “April 30, 2013” is instead a reference to “March 13, 2014”.

(e)          The definition of Company Preferred Stock set forth in the Agreement to is amended include the phrase “, the Company Series C-2 Preferred Stock” after the words “Company Series C Preferred Stock”.

(f)          The following definition is added to Section 12.1 of the Agreement:

“Company Series C-2 Preferred Stock” means the Series C-2 Preferred Stock, par value $0.0001 per share, of the Company.

1.2           Changes to Exhibits. Exhibits A and B to the Agreement are replaced with Exhibits A and B to this Amendment.

Article II
Consents and Waivers

2.1           Consent of the Parent. By executing this Amendment, the Parent (a) consents to the amendment of the Organizational Documents of the Company to reflect the authorization of the Series C-2 Preferred, (b) consents to the entrance by the Company into the Series C-2 Purchase Agreement, (c) consents to the entrance by the Company into the amended and restated Company Investor Agreement, (d) consents to the Series C-2 Issuance by the Company and each such consent constitutes a written consent as required by Section 6.3 of the Agreement.

2.2           Waivers by the Parent. The Parent hereby waives the failure by the Company to enter into Warrant Termination Agreements with holders of Series C-2 warrants within ten (10) Business Days of execution of the Agreement as required by Section 6.18 of the Agreement; provided, that the Parent does not waive its rights under any other provision of the Agreement with respect to the Warrant Termination Agreements, including Section 8.3(m) of the Agreement.

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Article III
MISCELLANEOUS

3.1           Incorporation by Reference. Sections 11.1 through 11.6 and Section 11.8 through 11.10 of the Agreement are hereby incorporated by reference and apply to this Amendment as if all references to “Agreement” contained therein were instead references to “Amendment.”

3.2           Entire Agreement. This Amendment, the Agreement, and the documents or instruments referred to herein or therein, including any exhibits and schedules attached hereto or thereto, which exhibits and schedules are incorporated herein by reference, and the Confidentiality Agreement embody the entire agreement and understanding of the Parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, representations, warranties, covenants or undertakings, other than those expressly set forth or referred to herein or the documents or instruments referred to herein or therein or the Confidentiality Agreement, which collectively supersede all prior agreements and the understandings among the Parties with respect to such subject matter. This Amendment may only be amended pursuant to a written agreement signed by each of the Parties hereto.

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IN WITNESS WHEREOF, each Party hereto has caused this Amendment to be signed and delivered by its respective duly authorized officer as of the date first above written.

The Parent:

INFINITY CROSS BORDER ACQUISITION CORPORATION,
a British Virgin Islands company

By:	/s/ Mark Chess
Name: Mark Chess
Title: EVP

The Purchaser:

GLORI ACQUISITION CORP.,
a Delaware corporation

By:	/s/ Mark Chess
Name: Mark Chess
Title: President

Merger Sub:

GLORI MERGER SUBSIDIARY, INC.,
a Delaware corporation

By:	/s/ Mark Chess
Name: Mark Chess
Title: President

The INXB Representative:

INFINITY-C.S.V.C. MANAGEMENT LTD.,
in its capacity hereunder as the INXB Representative

By:	/s/ Avishai Silvershatz
Name: Avishai Silvershatz
Title: Managing Partner

[SIGNATURE PAGE TO SECOND AMENDMENT TO THE MERGER AND SHARE EXCHANGE AGREEMENT]

The Company:

GLORI ENERGY INC.,
a Delaware corporation

By:	/s/ Stuart Page
Name: Stuart Page
Title: President and Chief Executive Officer

[SIGNATURE PAGE TO SECOND AMENDMENT TO THE MERGER AND SHARE EXCHANGE AGREEMENT]

EXHIBIT A

Form of Lock-Up Agreement

[See attached]

EXHIBIT B

Form of Registration Rights Agreement

[See attached]